LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these present that the undersigned hereby makes constitutes and appoints and Frederic G. Hammond signing singly and acting individually, as the undersigneds
true and lawful attorney in fact with full power and
authority as hereinafter described to
1	execute for and on behalf of the undersigned in the
undersigned's capacity as an officer and or director of Aspen Technology Inc. the Company Forms 3 4 and 5 including any amendments thereto in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules thereunder the Exchange Act
2	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to prepare complete and execute any such Form 3 4 or 5 prepare, complete and execute any amendment or amendments thereto and timely
deliver and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority
3	seek or obtain as the undersigneds representative and on
the undersigneds behalf information regarding transactions in the Companys securities from any third party including brokers employee benefit plan administrators and trustees and the undersigned hereby authorizes any such person to release any such information to such attorney in fact and approves and ratifies any such release of information and
4	take any other action of any type whatsoever in connection
with the foregoing which in the opinion of such
attorney in fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts
discretion.
The undersigned hereby grants such attorney in fact full
power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or such attorney in facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact in serving in such capacity at the request of the undersigned are not assuming nor relieving nor is the
Company assuming nor relieving any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorney in fact assume i any liability for the undersigneds responsibility to comply with the requirement of the Exchange Act ii any liability of the undersigned for any failure to comply with such requirements or iii any obligation or liability of the undersigned for profit disgorgement under
Section 16b of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.
IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 15th day of April 2010.
/s/ Mark E. Fusco
Mark E. Fusco




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